SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

ULIXE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-252505	85-3978107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8 The Green, #20901

Dover, Delaware 19901

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (307) 316-8780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the strategic reorganization of Ulixe Corp. (the “Company”) and in anticipation of the Company’s uplisting to The Nasdaq Stock Market (“Nasdaq”), on June 18, 2026 (the “Closing Date”), Ulixe Italy S.r.l., an Italian limited liability company (“Ulixe Italy”) and wholly owned subsidiary of the Company, completed the sale (the “Ulixe Nova Disposal”) of all of its equity interests in Ulixe Nova S.r.l., an Italian limited liability company (“Ulixe Nova”), pursuant to a limited liability company interest transfer instrument (the “Transfer Agreement”) entered into with Condotti Capital S.r.l., an Italian limited liability company (the “Purchaser”) on the same date. The Purchaser acquired the equity interests in Ulixe Nova for nominal consideration of €1.00 and the parties agreed to reconcile outstanding reciprocal payables and receivables as of the Closing Date, subject to a 90-day post-closing adjustment period. The parties determined the consideration after taking into account the financial condition, indebtedness, liquidity constraints, working capital requirements, and anticipated recapitalization needs of Ulixe Nova.

Immediately prior to the Closing Date, Ulixe Italy owned 100% of the issued and outstanding equity interests of Ulixe Nova. Pursuant to the Transfer Agreement, Ulixe Italy sold, assigned and transferred to the Purchaser all of its equity interests in Ulixe Nova, representing 100% of the equity capital of Ulixe Nova.

In addition, pursuant to the Transfer Agreement, the parties agreed on customary post-closing cooperation obligations, including the provision of information reasonably required by the Company for SEC reporting, audit, compliance, regulatory and other corporate purposes.

Prior to the execution of the Transfer Agreement, the parties had entered into a letter of intent pertaining to the transactions contemplated by the Transfer Agreement. The terms of the letter of intent were non-binding except with respect to provisions concerning the settlement of accounts between Ulixe Nova and Dale Consulting S.r.l., a wholly-owned subsidiary of Ulixe Italy; customary pre-closing covenants of Ulixe Italy; and customary terms regarding confidentiality, expenses, communications, and governing law.

In approving the Ulixe Nova Disposal, the Board of Directors of the Company considered, among other matters: the Company’s strategic priorities in anticipation of its uplisting to Nasdaq; the historical and anticipated contribution of Ulixe Nova’s (and its affiliates) business to the overall growth of the Ulixe Group; the operational and financial performance of Ulixe Nova; Ulixe Nova’s future capital requirements to achieve short- to medium-term growth and acceptable profitability; and the anticipated benefits of eliminating future funding obligations and administrative burdens associated with ownership of Ulixe Nova.

Immediately following the Closing Date, the Company’s corporate structure consisted of Ulixe Italy, which directly owns Dale Consulting S.r.l., Ulixe Pharma S.r.l. and MBSNet S.r.l., each an Italian limited liability company, with MBSNet S.r.l. owning 100% of the equity interests of Fintexa S.r.l., an Italian limited liability company. Previously, the Company, through Ulixe Italy, acquired MBSNet S.r.l., an Italian fintech and digital payments solutions provider, on November 17, 2025. The acquisition is intended to strengthen the Company’s digital payments and fintech capabilities, growing its presence in regulated financial services markets in Italy and the European Union, and includes the MBSNet, Fintexa, and MBSPay brands.

The foregoing descriptions of the Ulixe Nova Disposal and the Transfer Agreement do not purport to be complete and are qualified in their entirety by reference to the Transfer Agreement, the English translation of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement for the Transfer of Shares in a Limited Liability Company, dated June 18, 2026, by and between Ulixe Italy S.r.l. and Condotti Capital S.r.l. (English translation).
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ulixe Corp.

Date:	June 25, 2026	By:	/s/ Vito Di Somma
		Name:	Vito Di Somma
		Title:	President

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